UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Court, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2008, the Compensation Committee of the Board of Directors of the Company approved an increase in the base salary for Eduardo Dunayevich, M.D., the Company’s Chief Medical Officer, from $265,300 to $325,000, effective as of October 1, 2008.

Item 7.01	Regulation FD Disclosure.

Gary D. Tollefson, M.D., Ph.D., the Company’s President and Chief Executive Officer, was recently diagnosed with leukemia and is undergoing treatment. The Company has a strong leadership team in place, and Dr. Tollefson intends to continue to work closely with the senior management team to advance its two product candidates to treat obesity. Although this is not a development that the Company believes will have a material impact on its business, the Company felt it appropriate to make a public announcement about Dr. Tollefson’s condition due to his and the Company’s commitment to openness and transparency.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to this item and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing the information in this item, we make no admission as to the materiality of any information in this item. The information contained in this item is intended to be considered in the context of our filings with the SEC and other public announcements that we make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

We caution you that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding Dr. Tollefson’s expected level of involvement with the Company, the impact of this matter on our business and whether Dr. Tollefson will continue to serve as our President and Chief Executive Officer are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in our business, including, without limitation, our dependence on the development, regulatory, commercial and financial expertise of our senior management, particularly Dr. Tollefson. If we lose any members of our senior management team, we may not be able to find suitable replacements, and our business may be harmed as a result. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 23, 2008	By:	/s/ Gary D. Tollefson
	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Date: September 23, 2008	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer